Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of One World Holdings, Inc., of our report dated October 17, 2011, with respect to the consolidated financial statements of One World Holdings, Inc as of December 31, 2010, and from inception, October 1, 2010, to December 31, 2010.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
February 13, 2012